EXHIBIT 17.1
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March 9, 2000
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New Millennium Media International, Inc.
101 Philippe Parkway, Suite 305
Safety Harbor, Florida 34695
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                      I, Gerald Ghini, hereby resign as an
Officer and Director of Scovel Corporation, effective
immediately.
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                          /s/ GERALD GHINI
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                              GERALD GHINI